Exhibit 99.1
LKQ Corporation Agrees to Sell its Self Service Segment

Transaction Advances LKQ Corporation's Strategic Plan
to Simplify Corporate Structure and Focus on Core Segments

ANTIOCH, Tenn., August 26, 2025 – LKQ Corporation (Nasdaq: LKQ) (“LKQ” or the “Company”) today announced it has entered into a definitive agreement to sell its Self Service segment (“Pick Your Part”) to an affiliate of Pacific Avenue Capital Partners, LLC for an enterprise value of $410 million, subject to customary post-closing purchase price adjustments. This proposed transaction was the result of a robust competitive bid sale process that attracted interest from several parties.

“Today’s announcement marks another important step in our multi-year transformation to simplify our portfolio and become a more focused, high-performing company with leadership positions in our priority segments,” said Justin Jude, LKQ’s President and Chief Executive Officer. “While Pick Your Part has played a meaningful role in our history, we believe that it no longer aligns with our long-term strategy. As we have said, after having built the Company through thoughtful acquisitions over many years, we have reached a point where it makes sense to assess opportunities to simplify and sharpen our focus. We will continue to evaluate opportunities to advance our strategic objectives so that we can best serve customers and create value for our shareholders.”

Mr. Jude added, “We know the Pick Your Part team will continue to be best-in-class operators under the ownership of Pacific Avenue Capital Partners. We thank all Pick Your Part employees for their efforts and years of service at LKQ and wish them the best.”

The net proceeds from the sale will be used to strengthen LKQ’s balance sheet through debt repayment.

The transaction is expected to be completed during the fourth quarter of 2025, subject to the satisfaction of customary closing conditions, including receipt of required regulatory approval.

Jefferies LLC served as the financial advisor to LKQ, and Wachtell, Lipton, Rosen & Katz served as the legal advisor to LKQ in connection with the transaction.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements related to the proposed sale of Pick Your Part by LKQ. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will”, “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon LKQ’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of LKQ’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected benefits to LKQ and its respective customers from completing the transaction, plans for future investment and capital allocation, the expected financial performance of LKQ following the expected completion of the transaction, and the expected completion of the transaction. Statements regarding future events are based on the parties’ current expectations, estimates and projections and are necessarily subject to associated risks related to, among other things, (i) the completion of the proposed transaction on the anticipated terms and timing, or at all, including the parties’ ability to obtain the required regulatory approval and satisfy other conditions to the completion of the transaction, (ii) the effect of the announcement or pendency of the proposed transaction on LKQ’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) risks that the proposed transaction may disrupt LKQ’s current plans and business operations or divert management’s attention from ongoing business operations, (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into in connection with the proposed transaction, (v) legislative, regulatory and economic developments and (vi) general economic conditions.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to LKQ’s periodic reports and other filings with the Securities and Exchange Commission, including the information identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in LKQ’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on LKQ’s investor relations website at lkqcorp.com and on the SEC website at www.sec.gov. The forward-looking statements included in this communication are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. LKQ does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts

Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com